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                                                              EXHIBIT 1.A(5)(b6)

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[LOGO]                           MONARCH LIFE INSURANCE COMPANY                        SPRINGFIELD, MASSACHUSETTS


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                                 SPECIAL ALLOCATION RIDER

                                 This rider provides for the allocation of all charges to a designated investment division.  This rider modifies paragraphs (4) and (5) of the ON EACH POLICY
                                 PROCESSING DATE section of the INVESTMENT BASE IN EACH INVESTMENT DIVISION provision of the basic policy.

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HOW THE SPECIAL                  -     All charges deducted on a policy processing date will be allocated to the
ALLOCATION WORKS                       designated division referred to in Policy Schedule 1.
                                 -     On the policy date, the investment base in the designated division must be at least equal to the charges that will be deducted as of the next policy processing date plus the Base Amount shown in Policy Schedule 1.  If the funds allocated to the designated division are less than those required, sufficient funds will be transferred into the division to bring the amount in the division up to the amount required.
                                 -     On any policy processing date after the policy date, if the investment base in the designated division is inadequate to cover all charges due on such date, an amount equal to the sum of (a) the additional amount required to cover the charges due, (b) the charges that will be deducted as of the next policy processing date, and (c) the Base Amount shown in Policy Schedule 1 will be transferred into the designated division.
                                 -     The amount required to be transferred into the designated division either on the policy date or on subsequent policy processing dates will be allocated to each other investment division in the proportion that such division's investment base bears to the total investment base, exclusive of the investment base in the designated division.

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SUSPENSION OF                    The owner of this policy may, upon proper written request to Monarch, elect to have
SPECIAL ALLOCATION               the provisions of this rider no longer apply.  The written request must be received at our Service Center at least seven days prior to a policy processing date in order for the election to take effect as of that policy processing date.  Once such an election has been made, the owner cannot request that the provisions of the rider be put back into effect until after a period of three years.

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                                 This rider is part of the policy to which its attached.



                                 /S/ RAYMOND A. TERFERA
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                                     Raymond A. Terfera
                                          Secretary                   President


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